EXHIBIT A

Agreement of Joint Filing

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated:    August 1, 2018

Trident FFP LP

By:	Trident FFP GP LLC, its general partner

By:	/s/ Peter M. Mundheim
	Name:	Peter M. Mundheim
	Title:	Vice President & Assistant Secretary

Trident VI, L.P.

By:	Stone Point Capital LLC, its manager

By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Principal

Trident VI Parallel Fund, L.P.

By:	Stone Point Capital LLC, its manager

By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Principal

Trident VI DE Parallel Fund, L.P.

By:	Stone Point Capital LLC, its manager

By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Principal

Trident FFP GP LLC

By:	/s/ Peter M. Mundheim
	Name:	Peter M. Mundheim
	Title:	Vice President & Assistant Secretary

Trident Capital VI, L.P.

By:	DW Trident VI, LLC, a general partner

By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Vice President

Stone Point Capital LLC

By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Principal